CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of C/Funds Group, Inc., do hereby certify, to such officer's knowledge, that the report on Form N-CSR of C/Funds Group, Inc. for the six-month period ending June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of C/Funds Group, Inc. for the stated period.

/s/ Roland G. Caldwell, Jr.
Roland G. Caldwell, Jr.
President, C/Funds Group, Inc.

Date: 08/26/03

A signed original of this written statement required by Section 906 has been provided to C/Funds Group. Inc. and will be retained by C/Funds Group, Inc. and furnished to the SEC or its staff upon request. This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by C/Funds Group, Inc. for purposes of the Securities and Exchange Act of 1934.

Note:
Roland G. Caldwell, Jr. is the sole applicable certifying officer for C/Funds Group, Inc.